Exhibit 5.2

800 Capitol Street, Suite 2400

Houston, TX 77002

+1 713-651-2600

August 25, 2025

CEA Industries Inc.

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Re:	CEA Industries Inc. Registration Statement on Form S-3ASR for the Offering of Securities by the Company with an aggregate public offering price of up to US $50,000,000

Ladies and Gentlemen:

We have acted as special counsel to CEA Industries Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-3ASR (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”), relating to the proposed offer, issuance and sale by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of up to $50,000,000 in aggregate amount of the following securities of the Company, as applicable (collectively, the “Securities”):

(i)	shares of common stock (including shares issuable upon conversion of Debt Securities (defined below) or upon the exercise of warrants or purchase contracts) of the Company, par value $0.00001 per share (the “Common Stock”);

(ii)	shares of preferred stock (including shares issuable upon conversion of Debt Securities (defined below) or upon the exercise of warrants or purchase contracts) of the Company, par value $0.00001 per share (the “Preferred Stock”);

(iii)	debt securities, in one or more series (the “Debt Securities”), which will be issued under a form of Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Indenture”) to be entered into by and among the Company and a trustee (the “Trustee”);

(iv)	depositary shares representing a fractional share or multiple shares of Preferred Stock evidenced by depositary receipts (the “Depositary Shares”), which will be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable agreement (each, a “Depositary Agreement”);

(v)	warrants to purchase the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, or any combination of them (the “Warrants”), which will be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”);

(vi)	rights to purchase the Common Stock, the Preferred Stock, the Debt Securities or other securities (the “Rights”), which will be issued under rights agent agreements, each between the Company and a rights agent to be identified in the applicable agreement (each, a “Rights Agreement”);

(vii)	units in one more series, consisting of Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts (defined below) and/or Rights, in any combination (the “Units”), which are to be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”); and

(viii)	purchase contracts representing the Company’s obligations to sell Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, or debt obligations of third parties, including government securities (the “Purchase Contracts”), which will be issued under purchase contract agreements, each between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”).

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement further provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

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On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act, (ii) the applicable Indenture under which Debt Securities are issued having been validly executed and delivered by the Company and the other parties thereto, (iii) the applicable Trustee being qualified under the Trust Indenture Act of 1939, as amended, (iv) the applicable Depositary Agreement under which Depositary Shares are issued having been validly executed and delivered by the Company and the other parties thereto, (v) the applicable Warrant Agreement having been validly executed and delivered by the Company and the other parties thereto, (vi) the applicable Rights Agreement having been validly executed and delivered by the Company and the other parties thereto, (vii) the applicable Unit Agreement having been validly executed and delivered by the Company and the parties thereto, (viii) the applicable Purchase Contract Agreement having been validly executed and delivered by the Company and the parties thereto, (ix) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby and (x) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities, we are of the opinion that:

1.	With respect to the Debt Securities, when (i) the board of directors of the Company (the “Board”) has taken all necessary corporate action to approve the final terms of the issuance and sale of the Debt Securities, (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the Debt Securities have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and delivered by the Company and the Debt Securities have been authenticated by the applicable Trustee in accordance with the applicable Indenture and (v) the Company has received the consideration therefor, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.	With respect to the Depositary Shares, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Depositary Shares, (ii) the Depositary Agreement has been duly authorized, executed and delivered, (iii) the terms of the Depositary Shares have been duly established in conformity with the Depositary Agreement and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Depositary Shares have been duly executed and delivered by the Company in accordance with the Depositary Agreement and (v) the Company has received the consideration therefor, such Depositary Shares will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.	With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Warrants, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the Warrants are executed, countersigned and delivered in accordance with the applicable Warrant Agreement against payment therefor and (iv) the Company has received the consideration therefor, the Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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4.	With respect to the Rights, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Rights, (ii) the Rights Agreement relating to the Rights has been duly authorized, executed and delivered, (iii) the certificates representing the Rights have been executed, countersigned and delivered in accordance with the applicable Rights Agreement against payment therefor and (iv) the Company has received the consideration therefor, the Rights will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.	With respect to the Units, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Units, (ii) the Purchase Agreement relating to the Units has been duly authorized, executed and delivered, (iii) the Units have been executed, countersigned and delivered in accordance with the applicable Purchase Agreement against payment therefor and (iv) the Company has received the consideration therefor, the Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.	With respect to the Purchase Contracts, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Purchase Contracts, (ii) the Purchase Contract Agreement relating to the Purchase Contracts has been duly authorized, executed and delivered, (iii) the Purchase Contracts have been executed and countersigned and delivered in accordance with the applicable Purchase Contract Agreement against payment therefor, and (iv) the Company has received the consideration therefor, the Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The opinions expressed herein are based upon and limited to the laws of the State of New York. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act or that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP

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